Exhibit 10.28
SOCIEDAD GARESTE LIMITADA
208 VAN BUREN
COPIAPO, CHILE

February 3, 2012

Pacific Copper Corp.
3040 N. Campbell Ave., Suite 110
Tucson, Arizona USA  85718

Re:  Former Pacific Copper properties in Chile

Gentlemen:

Sociedad Gareste Limitada (“Gareste”) is the contractual Operator for Pacific Copper Corp. (“Pacific”) in Chile under the Operator Agreement dated February 12, 2008 with Pacific Copper Chile Ltda., Pacific’s subsidiary in the country of Chile.

As you know, Pacific, due to a lack of funding, has been unable to pay the taxes and other maintenance expenses for most of the mineral concessions owned by Pacific in Atacama Region III, Chile, and subject to the Operator Agreement. As a consequence, many of these properties have “lapsed” and Pacific no longer has legal title to such concessions.

In a large number of these cases, however, Gareste was able to file and “relocate” mining concessions to replace the titles lost by Pacific, as more specifically shown in Exhibit A attached hereto.

This letter is to confirm that the concessions depicted on Exhibit A were relocated by Gareste in trust and for the benefit of Pacific. Further, that PCC is indebted to Gareste in the amount of $ 35,000 for preserving said concessions. The parties will at the appropriate time arrange for the reconveyance of said titles back to Pacific, at which time Pacific will reimburse Gareste for these out of pocket expenses, and further, will grant to Gareste a 2% Net Smelter Return (“NSR”)royalty on production from these concessions, capped at the amount of US$6 million on a per property basis, with repurchase rights in PCC for one-half of the NSR royalty (an undivided 1%), again on a per property basis, for the sum of US$2 million.

If you agree with these matters, please sign where indicated below and return one fully-executed original to the undersigned.

Very truly yours,

SOCIEDAD GARESTE LIMITADA

By: _/s/ Eduardo Esteffan Marco____________
Eduardo Esteffan Marco, Co-Managing Partner

AGREED TO AND ACEPTED THIS 14 day of February, 2012

PACIFIC COPPER CORP.

By: _/s/ David B. Hackman________
Title: President